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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-35774, 333-90734 and 333-106012) pertaining to the PRAECIS PHARMACEUTICALS INCORPORATED Second Amended and Restated 1995 Stock Plan, as amended, and Amended and Restated Employee Stock Purchase Plan, of our report dated January 23, 2004, with respect to the consolidated financial statements of PRAECIS PHARMACEUTICALS INCORPORATED included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
March 11, 2004

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS